EXHIBIT 99.4

FINANCIAL STATEMENTS

OF

THE BERKSHIRE GAS COMPANY

AS OF MARCH 31, 2013 AND DECEMBER 31, 2012 AND
FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

(UNAUDITED)

THE BERKSHIRE GAS COMPANY

TABLE OF CONTENTS

Page
Number

Financial Statements:

Statement of Income for the three months ended March 31, 2013 and 2012	3

Balance Sheet as of March 31, 2013 and December 31, 2012	4

Statement of Cash Flows for the three months ended March 31, 2013 and 2012	6

Statement of Changes in Shareholder's Equity	7

THE BERKSHIRE GAS COMPANY
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012

Operating Revenues	$30,244	$25,586

Operating Expenses
Operation
Natural gas purchased	15,102	12,365
Operation and maintenance	4,038	3,666
Depreciation and amortization	1,738	1,646
Taxes - other than income taxes	723	693
Total Operating Expenses	21,601	18,370
Operating Income	8,643	7,216

Other Income and (Deductions), net	218	1,114

Interest Charges, net
Interest on long-term debt	699	728
Other interest, net	4	3
	703	731
Amortization of debt expense and redemption premiums	29	29
Total Interest Charges, net	732	760

Income Before Income Taxes	8,129	7,570

Income Taxes	3,177	2,860

Net Income	$4,952	$4,710

THE BERKSHIRE GAS COMPANY
STATEMENT OF COMPREHENSIVE INCOME
(Thousands of Dollars)

	Three Months Ended
	March 31,
	2013	2012

Net Income	$4,952	$4,710
Other Comprehensive Income (Loss), net	(2)	22
Comprehensive Income	$4,950	$4,732

THE BERKSHIRE GAS COMPANY
BALANCE SHEET

ASSETS
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2013	2012
Current Assets
Unrestricted cash and temporary cash investments	$3,837	$2,032
Accounts receivable less allowance of $1,125 and $767, respectively	11,731	7,925
Unbilled revenues	1,553	1,615
Current regulatory assets	3,264	2,912
Deferred income taxes	1,640	909
Natural gas in storage, at average cost	1,455	3,908
Current portion of derivative assets	-	1,000
Other	2,676	2,818
Total Current Assets	26,156	23,119

Other investments	1,318	1,357

Net Property, Plant and Equipment	121,634	121,682

Regulatory Assets (future amounts owed from customers through the ratemaking process)	39,961	44,612

Deferred Charges and Other Assets
Unamortized debt issuance expenses	891	920
Goodwill	51,933	51,933
Other	93	7
Total Deferred Charges and Other Assets	52,917	52,860

Total Assets	$241,986	$243,630

THE BERKSHIRE GAS COMPANY
BALANCE SHEET

LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2013	2012
Current Liabilities
Current portion of long-term debt	$2,393	$2,393
Accounts payable	2,294	4,873
Accrued liabilities	4,872	5,893
Interest accrued	389	833
Taxes accrued	8,681	3,911
Intercompany payables	2,000	7,000
Total Current Liabilities	20,629	24,903

Noncurrent Liabilities
Pension accrued	8,220	8,198
Environmental remediation costs	3,500	3,500
Other	10,338	10,353
Total Noncurrent Liabilities	22,058	22,051

Deferred Income Taxes (future tax liabilities owed to taxing authorities)	24,424	25,312

Regulatory Liabilities (future amounts owed to customers through the ratemaking process)	27,758	26,863

Commitments and Contingencies

Capitalization
Long-term debt	35,245	35,479

Common Stock Equity
Paid-in capital	106,095	106,095
Retained earnings	5,763	2,911
Accumulated other comprehensive income	14	16
Net Common Stock Equity	111,872	109,022

Total Capitalization	147,117	144,501

Total Liabilities and Capitalization	$241,986	$243,630

THE BERKSHIRE GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Cash Flows From Operating Activities
Net income	$4,952	$4,710
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,768	1,675
Deferred income taxes	(1,621)	(1,976)
Pension expense (income)	477	276
Other non-cash items, net	4,147	3,513
Changes in:
Accounts receivable, net	(3,518)	(1,574)
Unbilled revenues	63	540
Natural gas in storage	2,452	1,649
Accounts payable	(2,821)	(1,813)
Interest accrued	(444)	(449)
Taxes accrued	4,770	4,676
Accrued liabilities	(1,021)	(1,799)
Other assets	1,056	(199)
Other liabilities	(471)	(628)
Total Adjustments	4,837	3,891
Net Cash provided by Operating Activities	9,789	8,601

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(886)	(776)
Other	2	6
Net Cash used in Investing Activities	(884)	(770)

Cash Flows from Financing Activities
Payment of common stock dividend	(2,100)	(3,000)
Intercompany borrowings/(repayments)	(5,000)	-
Net Cash used in Financing Activities	(7,100)	(3,000)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	1,805	4,831
Balance at beginning of period	2,032	2,474
Balance at end of period	$3,837	$7,305

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$252	$153

THE BERKSHIRE GAS COMPANY
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
March 31, 2013
(Thousands of Dollars)
(Unaudited)

					Accumulated
					Other
	Common Stock		Paid-in	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Income (Loss)	Total
Balance as of December 31, 2012	100	$-	$106,095	$2,911	$16	$109,022

Net income				4,952		4,952
Other comprehensive income, net of tax					(2)	(2)
Payment of common stock dividend				(2,100)		(2,100)
Balance as of March 31, 2013	100	$-	$106,095	$5,763	$14	$111,872